As filed with the Securities and Exchange Commission on June 12, 1997
                                                   Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            CYBEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


           NEW YORK                                      11-1731581
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                10 TROTTER DRIVE
                           MEDWAY, MASSACHUSETTS 02053
                                 (508) 533-4300
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                            CYBEX INTERNATIONAL, INC.
                           1995 OMNIBUS INCENTIVE PLAN
                              (Full Title of Plan)


                                 PETER C. HAINES
                                    PRESIDENT
                            CYBEX INTERNATIONAL, INC.
                                10 TROTTER DRIVE
                           MEDWAY, MASSACHUSETTS 02053
                                 (508) 533-4300
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:
                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                  Proposed Maximum       Proposed Maximum
  Title of Each Class of Securities to        Amount to be        Offering Price Per     Aggregate Offering         Amount of
              be Registered                   Registered(1)            Share(2)               Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $0.10 per
share                                        500,000 shares             $10.875              $5,437,500             $1,648.00
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the Registrant's Common Stock as reported on the American Stock Exchange on June 10, 1997.
====================================================================================================================================

                                EXPLANATORY NOTE


                  This Registration Statement registers 500,000 additional common shares of CYBEX International, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), for issuance pursuant to Benefits, as defined in and granted under the Company's 1995 Omnibus Incentive Plan, as amended. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1995 Omnibus Incentive Plan, as filed with the Securities and Exchange Commission on June 5, 1995, Registration No. 33-59945, are hereby incorporated by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Medway, State of Massachusetts, on this 11th day of June 1997.


                            CYBEX INTERNATIONAL, INC.

                              By: /s/ Peter C. Haines
                                 --------------------------------------------
                                 Name:  Peter C. Haines
                                 Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Arthur W. Hicks, Jr. and James H. Carll acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                        Title                         Date
         ---------                        -----                         ----

 /s/ Peter C. Haines                 President and Chief Executive June 11, 1997
---------------------------------    Officer (Principal Executive
     Peter C. Haines                 Officer)



 /s/ William S. Hurley               Vice President and            June 11, 1997
---------------------------------    Chief Financial Officer
    William S. Hurley                (Principal Financial and
                                     Accounting Officer)



 /s/ John Aglialoro                  Director                      June 11, 1997
---------------------------------
     John Aglialoro


 /s/ James H. Carll                  Director                      June 11, 1997
---------------------------------
     James H. Carll


 /s/ Joan Carter                     Director                      June 11, 1997
---------------------------------
     Joan Carter


 /s/ Kay Knight Clarke               Director                      June 11, 1997
---------------------------------
     Kay Knight Clarke


 /s/ Arthur W. Hicks, Jr.            Director                      June 11, 1997
---------------------------------
     Arthur W. Hicks, Jr.

 /s/ Thomas W. Kahle                 Director                      June 11, 1997
---------------------------------
     Thomas W. Kahle


 /s/ Jerry Lee                       Director                      June 11, 1997
---------------------------------
     Jerry Lee


 /s/ Robert R. McMillan              Director                      June 11, 1997
---------------------------------
     Robert R. McMillan


 /s/ Alan H. Weingarten              Director                      June 11, 1997
---------------------------------
     Alan H. Weingarten

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION                        PAGE NO.

  3(a)(1)    -    Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference to Exhibit 3(a)(1) to the Company's Quarterly Report on
                  Form 10-Q for the quarter ended June 30, 1996).

  3(a)(2)    -    Certificate of Amendment to the Certificate of
                  Incorporation of the Company, dated May 30, 1988
                  (incorporated by reference to Exhibit 3(a)(2) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

  3(a)(3)    -    Certificate of Amendment to the Certificate of
                  Incorporation of the Company, dated August 7, 1996
                  (incorporated by reference to Exhibit 3(a)(3) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

  3(b)       -    By-Laws of the Company, as amended (incorporated by
                  reference to Exhibit 3(b) to the Company's Annual
                  Report on Form 10-K for the year ended December 31,
                  1987).

  5          -    Opinion of Weil, Gotshal & Manges LLP.

  10(xx)     -    CYBEX International, Inc. 1995 Omnibus Incentive Plan, as
                  amended.


  23(a)      -    Consent of Ernst & Young LLP.

  23(b)      -    Consent of Weil, Gotshal & Manges LLP (included in
                  Exhibit 5).

  24         -    Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).